Exhibit 12


GTE CALIFORNIA INCORPORATED AND SUBSIDIARIES

Statements of the Consolidated Ratio of Earnings to Fixed Charges


                                                                                Years Ended December 31,
                                                      ----------------------------------------------------------------------------
                                                          1998             1997            1996            1995            1994
                                                      -----------      -----------      ----------      ----------      ----------
                                                                                    (Dollars in Millions)
Net earnings available for fixed charges:
  Income before extraordinary charges                 $     681.5      $     642.8      $    515.8      $    342.9      $    500.3
  Add - Income tax expense                                  454.6            390.5           329.3           235.5           339.6
      - Fixed charges                                       139.8            124.3           119.7           133.6           131.8
                                                      -----------      -----------      ----------      ----------      ----------
Adjusted earnings                                     $   1,275.9      $   1,157.6      $    964.8      $    712.0      $    971.7
                                                      ===========      ===========      ==========      ==========      ==========
Fixed charges:
  Interest expense                                    $     128.9      $     110.0      $    106.1      $    120.0      $    115.0
  Portion of rent expense representing
    interest                                                 10.9             14.3            13.6            13.6            16.8
                                                      -----------      -----------      ----------      ----------      ----------
Adjusted fixed charges                                $     139.8      $     124.3      $    119.7      $    133.6      $    131.8
                                                      ===========      ===========      ==========      ==========      ==========
RATIO OF EARNINGS TO FIXED CHARGES                           9.13             9.31            8.06            5.33            7.37